EXHIBIT 5.1

December 23, 2014

AmpliPhi Biosciences Corporation
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 73,362,164 shares (the “Shares”) of your common stock, par value $0.01 per share (“Common Stock”), being offered by the selling stockholders identified in the Registration Statement, which consist of 72,007,000 shares of Common Stock that were issued pursuant to a Subscription Agreement, dated as of December 19, 2013 (the “Existing Shares”), and 1,355,164 shares underlying the exercise of warrants (the “Warrants”) held by certain of the selling stockholders (the “Warrant Shares”).

In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and such other corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have assumed in such examination the genuineness of all signatures and authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Insofar as the opinions expressed above relate to or are dependent upon the matters governed by the laws of the State of Washington, we have relied, without independent investigation, upon the opinion of K&L Gates LLP.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Existing Shares have been validly issued, fully paid and nonassessable and that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP
MORRISON & FOERSTER LLP